Exhibit 99.8
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials revenue)

Monthly Sales ($ in millions)*

	2005	2006	2007	2008	2009
January	103.5	110.4	133.3	132.9	92.5
February	111.9	116.3	111.6	135.4	80.8
March	122.5	119.6	131.2	129.9	85.7
April	125.8	117.0	132.7	144.2	83.3
May	129.9	124.1	134.5	141.6	80.5
June	127.9	128.6	132.6	138.9	91.8
July	108.5	117.7	127.5	151.6	89.3
August	121.7	126.5	152.8	131.3	80.3
September	110.5	113.3	157.8	144.2	98.1
October	125.1	132.8	137.3	139.7	99.1
November	120.6	123.0	132.8	105.7	93.2
December	106.1	110.2	101.0	78.5	79.0

12 Month Rolling Average ($ in millions)*

	2005	2006	2007	2008	2009
January	94.3	118.4	121.9	132.1	127.8
February	96.5	118.8	121.5	134.0	123.2
March	99.4	118.5	122.4	133.9	119.6
April	102.3	117.8	123.8	134.9	114.5
May	106.0	117.3	124.6	135.5	109.4
June	108.4	117.4	125.0	136.0	105.5
July	110.0	118.1	125.8	138.0	100.3
August	112.3	118.5	128.0	136.2	96.0
September	114.1	118.8	131.7	135.1	92.2
October	115.8	119.4	132.1	135.3	88.8
November	117.1	119.6	132.9	133.0	87.8
December	117.8	120.0	132.1	131.1	87.8

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.